Exhibit 99.1

NEWS RELEASE

Gray Reports Second Quarter Operating Results

Atlanta, Georgia – August 6, 2020. . . Gray Television, Inc. (“Gray,” “we,” “us” or “our”) (NYSE: GTN) today announced financial results for the second quarter ended June 30, 2020. The impact of the novel coronavirus and its disease (collectively, “COVID-19”) on economic activity significantly impacted our revenues and results for the second quarter and first half of 2020. Nevertheless, despite these macroeconomic challenges, over the first half of this year, we increased our cash on hand by $167 million and repurchased $49 million of our common stock. Key financial results are as follows:

●

Our revenue for the second quarter of 2020 was $451 million, a decrease of $57 million, or 11%, from the second quarter of 2019. The primary components of revenue were: combined local and national broadcast advertising revenue of $198 million, political advertising revenue of $21 million, and retransmission revenue of $220 million.

●	Net loss attributable to common stockholders for the second quarter of 2020 was $2 million, or ($0.02) per share.

●

Broadcast Cash Flow was $123 million for the second quarter of 2020, decreasing $62 million, or 34%, from the second quarter of 2019. Our Adjusted EBITDA for the second quarter of 2020 was $108 million, decreasing $60 million, or 36%, from the second quarter of 2019.

●

As anticipated, Covid-19 had an adverse impact upon our business in the second quarter of 2020, although the impact was noticeably less severe than we had anticipated at the time of our prior earnings release. In particular, while our total revenue declined by 11%, our combined local and national broadcast revenue, excluding political revenue (“Total Core Revenue”), for the second quarter 2020 only decreased by approximately 30% compared to the second quarter of 2019. In addition, the year-over-year declines in Total Core Revenue improved sequentially through the second quarter of 2020 as follows: April declined 38%, May declined 34% and June declined by only 17%. Our total revenue performed better in the second quarter than our Total Core Revenue on a year-over-year basis, because of continuing growth of retransmission consent revenue and political advertising revenue in the current “on-year” of the two-year political advertising cycle.

●

As of June 30, 2020, our total leverage ratio, as defined in our senior credit facility, was 4.40 times on a trailing eight-quarter basis, netting our total cash balance of $379 million and giving effect to all Transaction Related Expenses (as defined below). We have not drawn any funding from our $200 million revolving credit facility, and, as a result, we are not subject to any maintenance covenants in our credit facilities at this time.

●

During the second quarter of 2020, we repurchased approximately 3.3 million shares of our common stock at an average price of $13.02 per share, including commissions, for a total cost of approximately $43.4 million. During the first half of 2020, we repurchased approximately 3.8 million shares of our common stock on the open market at an average price of $12.81 per share, including commissions, for a total cost of approximately $49.2 million. We have not repurchased any shares since the close of the second quarter. Currently we have approximately 89,740,619 common shares and 7,048,006 Class A common shares outstanding, and we currently have approximately $80 million remaining under our stock repurchase authorization adopted in November 2019.

Government and private measures adopted to limit the spread of COVID-19 have affected, and are continuing to affect, our businesses in a number of ways. Although there has recently been a gradual decline in certain government and private measures adopted to limit the spread of COVID-19, we have generally experienced a reduction in demand for advertising across our television stations and digital platforms, a very significant reduction in demand in the market for the video production of sporting and other events by our production companies, and reductions in the supply of programming, especially sports content, provided by television networks. The extent to which some of the effects of the COVID-19 crisis continues to impact our business depends on numerous evolving factors; we believe, however, that some of our programming and production activities are beginning to rebound. Despite the adverse developments, we have experienced significant increases in viewership of our local newscasts and related digital assets. We did not access any stimulus or relief grants or loans from any governmental unit during the first half of 2020.

The net impact of these factors has had an adverse effect on our financial and operational results during the past four months. The ultimate duration and impact of these disruptions cannot be predicted at this time. In light of this uncertainty, the Company cannot provide guidance for the three-month period ending on September 30, 2020, or calendar year 2020. Notwithstanding the foregoing, however, we continue to anticipate that in calendar year 2020, our political advertising revenue will be between $250 million to $275 million and the Company will remain free cash flow positive.

4370 Peachtree Road, NE, Atlanta, GA 30319 | P 404.504.9828 F 404.261.9607 | www.gray.tv

Selected Operating Data (unaudited):
	As-Reported Basis
	Three Months Ended June 30,
			% Change		% Change
			2020 to		2020 to
	2020	2019	2019	2018	2018
	(dollars in millions)
Revenue (less agency commissions):
Broadcast	$449	$499	(10)%	$250	80%
Production companies	2	9		-
Total revenue	$451	$508	(11)%	$250	80%

Political	$21	$5	320%	$18	17%

Operating expenses (1):
Broadcast	$324	$314	3%	$142	128%
Production companies	$5	$9		$-
Corporate and administrative	$17	$21	(19)%	$11	55%

Net income	$11	$44	(75)%	$41	(73)%

Non-GAAP cash flow (2):
Broadcast Cash Flow	$123	$185	(34)%	$108	14%
Broadcast Cash Flow Less
Cash Corporate Expenses	$108	$166	(35)%	$98	10%
Free Cash Flow	$35	$69	(49)%	$59	(41)%

	As-Reported Basis
	Six Months Ended June 30,
			% Change		% Change
			2020 to		2020 to
	2020	2019	2019	2018	2018
	(dollars in millions)
Revenue (less agency commissions):
Broadcast	$964	$980	(2)%	$477	102%
Production companies	21	46		-
Total revenue	$985	$1,026	(4)%	$477	106%

Political	$57	$8	613%	$24	138%

Operating expenses (1):
Broadcast	$659	$670	(2)%	$292	126%
Production companies	$24	$44		$-
Corporate and administrative	$32	$69	(54)%	$19	68%

Net income	$64	$26	146%	$61	5%

Non-GAAP cash flow (2):
Broadcast Cash Flow	$304	$308	(1)%	$186	63%
Broadcast Cash Flow Less
Cash Corporate Expenses	$276	$244	13%	$169	63%
Free Cash Flow	$120	$73	64%	$92	30%

(1)	Excludes depreciation, amortization and (gain) loss on disposal of assets.
(2)	See definition of non-GAAP terms and a reconciliation of the non-GAAP amounts to net income included elsewhere herein.

Gray Television, Inc.

Earnings Release for the three and six-month periods ended June 30, 2020

Results of Operations for the Second Quarter of 2020

	Three Months Ended June 30,
	2020		2019		Amount	Percent
		Percent		Percent	Increase	Increase
	Amount	of Total	Amount	of Total	(Decrease)	(Decrease)
	(dollars in millions)
Revenue (less agency commissions):
Local (including internet/digital/mobile)	$162	35.9%	$226	44.5%	$(64)	(28)%
National	36	8.0%	56	11.0%	(20)	(36)%
Political	21	4.7%	5	1.0%	16	320%
Retransmission consent	220	48.8%	201	39.6%	19	9%
Production companies	2	0.4%	9	1.8%	(7)	(78)%
Other	10	2.2%	11	2.1%	(1)	(9)%
Total	$451	100.0%	$508	100.0%	$(57)	(11)%

Total local and national revenue combined ("Total Core Revenue")	$198	43.9%	$282	55.5%	$(84)	(30)%

Operating expenses (before depreciation, amortization and (gain) loss on disposal of assets):
Broadcast:
Station expenses	$199	61.4%	$208	66.3%	$(9)	(4)%
Retransmission expense	124	38.3%	104	33.1%	20	19%
Transaction Related Expenses	-	0.0%	1	0.3%	(1)
Non-cash stock-based compensation	1	0.3%	1	0.3%	-
Total broadcast expense	$324	100.0%	$314	100.0%	$10	3%

Production companies expense	$5		$9		$(4)	(44)%

Corporate and administrative:
Corporate expenses	$15	88.2%	$18	85.7%	$(3)	(17)%
Transaction Related Expenses	-	0.0%	1	4.8%	(1)
Non-cash stock-based compensation	2	11.8%	2	9.5%	-	0%
Total corporate and administrative expense	$17	100.0%	$21	100.0%	$(4)	(19)%

Gray Television, Inc.

Earnings Release for the three and six-month periods ended June 30, 2020

Results of Operations for the Six-Month Period Ended June 30, 2020

	Six Months Ended June 30,
	2020		2019		Amount	Percent
		Percent		Percent	Increase	Increase
	Amount	of Total	Amount	of Total	(Decrease)	(Decrease)
	(dollars in millions)
Revenue (less agency commissions):
Local (including internet/digital/mobile)	$361	36.6%	$437	42.6%	$(76)	(17)%
National	87	8.8%	106	10.3%	(19)	(18)%
Political	57	5.8%	8	0.8%	49	613%
Retransmission consent	433	44.0%	405	39.5%	28	7%
Production companies	21	2.1%	46	4.5%	(25)	(54)%
Other	26	2.7%	24	2.3%	2	8%
Total	$985	100.0%	$1,026	100.0%	$(41)	(4)%

Total local and national revenue combined ("Total Core Revenue")	$448	45.5%	$543	52.9%	$(95)	(17)%

Operating expenses (before depreciation, amortization and (gain) loss on disposal of assets):
Broadcast:
Station expenses	$410	62.2%	$424	63.3%	$(14)	(3)%
Retransmission expense	246	37.3%	208	31.0%	38	18%
Transaction Related Expenses	-	0.0%	37	5.5%	(37)
Non-cash stock-based compensation	3	0.5%	1	0.2%	2
Total broadcast expense	$659	100.0%	$670	100.0%	$(11)	(2)%

Production companies expense	$24		$44		$(20)	(45)%

Corporate and administrative:
Corporate expenses	$28	87.5%	$31	44.9%	$(3)	(10)%
Transaction Related Expenses	-	0.0%	33	47.8%	(33)
Non-cash stock-based compensation	4	12.5%	5	7.3%	(1)	(20)%
Total corporate and administrative expense	$32	100.0%	$69	100.0%	$(37)	(54)%

Gray Television, Inc.

Earnings Release for the three and six-month periods ended June 30, 2020

Transaction Related Expenses

From time to time, we have incurred incremental expenses (“Transaction Related Expenses”) that were specific to acquisitions, divestitures and financing activities, including but not limited to legal and professional fees, severance and incentive compensation and contract termination fees. In addition, we have recorded certain non-cash stock-based compensation expenses. These expenses are summarized as follows (in millions):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Transaction Related Expenses:
Broadcast	$-	$1	$-	$37
Corporate and administrative	-	1	-	33
Total Transaction Related Expenses	$-	$2	$-	$70

Total non-cash stock-based compensation	$3	$2	$7	$5

Taxes

During the 2020 and 2019 six-month periods, we made aggregate federal and state income tax payments of approximately $1 million and $8 million, respectively. During the remainder of 2020, we anticipate making income tax payments (net of refunds) of approximately $57 million. We have approximately $438 million of federal operating loss carryforwards, which expire during the years 2023 through 2037. We expect to have federal taxable income in the carryforward periods. We therefore believe that these federal operating loss carryforwards will be fully utilized. Additionally, we have an aggregate of approximately $677 million of various state operating loss carryforwards, of which we expect that approximately half will be utilized. On March 27, 2020, the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) was enacted in response to the COVID-19 pandemic. We are currently evaluating the impact of the CARES Act, but we do not believe it will have a material effect on our estimated effective tax rate.

Gray Television, Inc.

Earnings Release for the three and six-month periods ended June 30, 2020

Gray Television, Inc.
Selected Operating Data (Unaudited)
(in millions, except for per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019

Revenue (less agency commissions)
Broadcasting	$449	$499	$964	$980
Production companies	2	9	21	46
Total revenue (less agency commissions)	451	508	985	1,026
Operating expenses before depreciation, amortization and gain on disposal of assets, net:
Broadcast	324	314	659	670
Production companies	5	9	24	44
Corporate and administrative	17	21	32	69
Depreciation	21	20	42	40
Amortization of intangible assets	26	28	52	57
Gain on disposals of assets, net	(7)	(3)	(13)	(13)
Operating expenses	386	389	796	867
Operating income	65	119	189	159
Other income (expense):
Miscellaneous (expense) income, net	(2)	1	(3)	4
Interest expense	(46)	(58)	(98)	(116)
Income before income tax expense	17	62	88	47
Income tax expense	6	18	24	21
Net income	11	44	64	26
Preferred stock dividends	13	13	26	26
Net (loss) income attributable to common stockholders	$(2)	$31	$38	$-

Basic per share information:
Net (loss) income attributable to common stockholders	$(0.02)	$0.31	$0.39	$-
Weighted-average shares outstanding	97	100	98	100

Diluted per share information:
Net (loss) income attributable to common stockholders	$(0.02)	$0.31	$0.39	$-
Weighted-average shares outstanding	97	101	98	100

Gray Television, Inc.

Earnings Release for the three and six-month periods ended June 30, 2020

Other Financial Data:

	As of
	June 30,	December 31,
	2020	2019
	(in millions)

Cash	$379	$212
Long-term debt, including current portion	$3,703	$3,697
Series A perpetual preferred stock	$650	$650
Borrowing availability under our Senior Credit Facility	$200	$200

	Six Months Ended June 30,
	2020	2019
	(in millions)

Net cash provided by operating activities	$307	$105
Net cash used in investing activities	(59)	(2,599)
Net cash (used in) provided by financing activities	(81)	1,326
Net increase (decrease) in cash	$167	$(1,168)

Gray Television, Inc.

Earnings Release for the three and six-month periods ended June 30, 2020

 The Company

We are a television broadcast company headquartered in Atlanta, Georgia, that is the largest owner of top-rated local television stations and digital assets in the United States (“U.S.”). Gray currently owns and/or operates television stations and leading digital properties in 94 television markets that collectively reach approximately 24 percent of U.S. television households. Over calendar year 2019, Gray’s stations were ranked first in 69 markets, and first and/or second in 87 markets, as calculated by Comscore, Inc.’s audience measurement service. We also own video program production, marketing, and digital businesses including Raycom Sports, Tupelo-Raycom, and RTM Studios, the producer of PowerNation programs and content, which we refer to collectively as our “production companies.”

Cautionary Statements for Purposes of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act

This press release contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the federal securities laws. These “forward-looking statements” are not statements of historical facts, and may include, among other things, statements regarding our current expectations and beliefs of operating results for future periods, future income tax payments and other future events. Actual results are subject to a number of risks and uncertainties and may differ materially from the current expectations and beliefs discussed in this press release. All information set forth in this release is as of the date hereof. We do not intend, and undertake no duty, to update this information to reflect future events or circumstances. Information about certain potential factors that could affect our business and financial results and cause actual results to differ materially from those expressed or implied in any forward-looking statements are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in our Annual Report on Form 10-K for the year ended December 31, 2019, and may be contained in reports subsequently filed with the U.S. Securities and Exchange Commission (the “SEC”) and available at the SEC’s website at www.sec.gov.

Conference Call Information

We will host a conference call to discuss our second quarter operating results on August 6, 2020. The call will begin at 10:00 AM Eastern Time. The live dial-in number is 1(855) 493-3489 and the confirmation code is 6748868. The call will be webcast live and available for replay at www.gray.tv. The taped replay of the conference call will be available at 1(855) 859-2056, Confirmation Code: 6748868 until September 6, 2020.

Gray Contacts

Web site: www.gray.tv

Hilton H. Howell, Jr., Executive Chairman and Chief Executive Officer, 404-266-5512

Pat LaPlatney, President and Co-Chief Executive Officer, 334-206-1400

Jim Ryan, Executive Vice President and Chief Financial Officer, 404-504-9828

Kevin P. Latek, Executive Vice President, Chief Legal and Development Officer, 404-266-8333

Gray Television, Inc.

Earnings Release for the three and six-month periods ended June 30, 2020

Effects of Acquisitions and Divestitures on Our Results of Operations and Non-GAAP Terms

From time to time, Gray supplements its financial results prepared in accordance with GAAP by disclosing the non-GAAP financial measures Broadcast Cash Flow, Broadcast Cash Flow Less Cash Corporate Expenses, Operating Cash Flow as defined in the Senior Credit Agreement, Free Cash Flow, Adjusted EBITDA and Total Leverage Ratio, Net of All Cash. These non-GAAP amounts are used by us to approximate amounts used to calculate key financial performance covenants contained in our debt agreements and are used with our GAAP data to evaluate our results and liquidity.

We define Broadcast Cash Flow as net income or loss plus loss from early extinguishment of debt, non-cash corporate and administrative expenses, non-cash stock-based compensation, depreciation and amortization (including amortization of intangible assets and program broadcast rights), any loss on disposal of assets, any miscellaneous expense, interest expense, any income tax expense, non-cash 401(k) expense, Broadcast Transactions Related Expenses and broadcast other adjustments less any gain on disposal of assets, any miscellaneous income, any income tax benefits and payments for program broadcast rights.

We define Broadcast Cash Flow Less Cash Corporate Expenses as net income or loss plus loss from early extinguishment of debt, non-cash stock-based compensation, depreciation and amortization (including amortization of intangible assets and program broadcast rights), any loss on disposal of assets, any miscellaneous expense, interest expense, any income tax expense, non-cash 401(k) expense, Transaction Related Expenses and other adjustments less any gain on disposal of assets, any miscellaneous income, any income tax benefits and payments for program broadcast rights.

We define Operating Cash Flow as defined in our Senior Credit Agreement as net income or loss plus loss from early extinguishment of debt, non-cash stock-based compensation, depreciation and amortization (including amortization of intangible assets and program broadcast rights), any loss on disposal of assets, any miscellaneous expense, interest expense, any income tax expense, non-cash 401(k) expense, Transaction Related Expenses, other adjustments, certain pension expenses, synergies and other adjustments less any gain on disposal of assets, any miscellaneous income, any income tax benefits, payments for program broadcast rights, pension income and contributions to pension plans.

Operating Cash Flow as defined in our Senior Credit Agreement gives effect to the revenue and broadcast expenses of all completed acquisitions and divestitures as if they had been acquired or divested, respectively, on June 30, 2018. It also gives effect to certain operating synergies expected from the acquisitions and related financings and adds back professional fees incurred in completing the acquisitions. Certain of the financial information related to the acquisitions has been derived from, and adjusted based on, unaudited, un-reviewed financial information prepared by other entities, which Gray cannot independently verify. We cannot assure you that such financial information would not be materially different if such information were audited or reviewed and no assurances can be provided as to the accuracy of such information, or that our actual results would not differ materially from this financial information if the Acquisitions had been completed on the stated date. In addition, the presentation of Operating Cash Flow as defined in the Senior Credit Agreement and the adjustments to such information, including expected synergies resulting from such transactions, may not comply with GAAP or the requirements for pro forma financial information under Regulation S-X under the Securities Act of 1933.

We define Free Cash Flow as net income or loss plus loss from early extinguishment of debt, non-cash stock-based compensation, depreciation and amortization (including amortization of intangible assets and program broadcast rights), any loss on disposal of assets, any miscellaneous expense, any income tax expense, non-cash 401(k) expense, Transactions Related Expenses, broadcast other adjustments, certain pension expenses, synergies, other adjustments and amortization of deferred financing costs less any gain on disposal of assets, any miscellaneous income, any income tax benefits, payments for program broadcast rights, pension income, contributions to pension plans, preferred dividends, purchase of property and equipment (net of reimbursements) and income taxes paid (net of any refunds received).

Gray Television, Inc.

Earnings Release for the three and six-month periods ended June 30, 2020

We define Adjusted EBITDA as net income or loss, plus loss from early extinguishment of debt, non-cash stock-based compensation, depreciation and amortization of intangible assets, any loss on disposal of assets, any miscellaneous expense, interest expense, any income tax expense, non-cash 401(k) expense, Transaction Related Expenses less any gain on disposal of assets, any miscellaneous income and any income tax benefits.

Our Total Leverage Ratio, Net of All Cash is determined by dividing our Adjusted Total Indebtedness, Net of All Cash, by our Operating Cash Flow as defined in our Senior Credit Agreement, divided by two. Our Adjusted Total Indebtedness, Net of All Cash, represents the total outstanding principal of our long-term debt, plus certain other obligations as defined in our Senior Credit Agreement, less all cash (excluding restricted cash). Our Operating Cash Flow, as defined in our Senior Credit Agreement, divided by two, represents our average annual Operating Cash Flow as defined in our Senior Credit Agreement for the preceding eight quarters.

We define Transaction Related Expenses as incremental expenses incurred specific to acquisitions and divestitures, including, but not limited to legal and professional fees, severance and incentive compensation, and contract termination fees. We present certain line-items from our selected operating data, net of Transaction Related Expenses, in order to present a more meaningful comparison between periods of our operating expenses and our results of operations.

These non-GAAP terms are not defined in GAAP and our definitions may differ from, and therefore may not be comparable to, similarly titled measures used by other companies, thereby limiting their usefulness. Such terms are used by management in addition to, and in conjunction with, results presented in accordance with GAAP and should be considered as supplements to, and not as substitutes for, net income and cash flows reported in accordance with GAAP.

Gray Television, Inc.

Earnings Release for the three and six-month periods ended June 30, 2020

Reconciliation of Non-GAAP Terms, in millions:

	Three Months Ended June 30,
	2020	2019	2018

Net income	$11	$44	$41
Adjustments to reconcile from net income to
Free Cash Flow:
Depreciation	21	20	13
Amortization of intangible assets	26	28	5
Non-cash stock-based compensation	3	2	1
Gain on disposals of assets, net	(7)	(3)	(1)
Miscellaneous expense (income), net	2	(1)	(1)
Interest expense	46	58	25
Income tax expense	6	18	15
Amortization of program broadcast rights	10	10	5
Payments for program broadcast rights	(10)	(10)	(5)
Corporate and administrative expenses excluding depreciation, amortization of intangible assets and non-cash stock-based compensation	15	19	10
Broadcast Cash Flow	123	185	108
Corporate and administrative expenses excluding depreciation, amortization of intangible assets and non-cash stock-based compensation	(15)	(19)	(10)
Broadcast Cash Flow Less Cash Corporate Expenses	108	166	98
Contributions to pension plans	-	-	-
Interest expense	(46)	(58)	(25)
Amortization of deferred financing costs	3	3	1
Preferred dividends	(13)	(13)	-
Purchases of property and equipment	(24)	(26)	(13)
Reimbursements of property and equipment purchases	8	5	1
Income taxes paid, net of refunds	(1)	(8)	(3)
Free Cash Flow	$35	$69	$59

Gray Television, Inc.

Earnings Release for the three and six-month periods ended June 30, 2020

Reconciliation of Non-GAAP Terms, in millions:

	Six Months Ended June 30,
	2020	2019	2018

Net income	$64	$26	$61
Adjustments to reconcile from net income to
Free Cash Flow:
Depreciation	42	40	27
Amortization of intangible assets	52	57	11
Non-cash stock based compensation	7	5	3
Gain on disposals of assets, net	(13)	(13)	(2)
Miscellaneous expense (income), net	3	(4)	(1)
Interest expense	98	116	49
Income tax expense	24	21	21
Amortization of program broadcast rights	19	20	11
Payments for program broadcast rights	(20)	(24)	(11)
Corporate and administrative expenses excluding depreciation, amortization of intangible assets and non-cash stock-based compensation	28	64	17
Broadcast Cash Flow	304	308	186
Corporate and administrative expenses excluding depreciation, amortization of intangible assets and non-cash stock-based compensation	(28)	(64)	(17)
Broadcast Cash Flow Less Cash Corporate Expenses	276	244	169
Contributions to pension plans	-	-	-
Interest expense	(98)	(116)	(49)
Amortization of deferred financing costs	6	6	2
Preferred dividends	(26)	(26)	-
Purchases of property and equipment	(51)	(44)	(20)
Reimbursements of property and equipment purchases	14	17	2
Income taxes paid, net of refunds	(1)	(8)	(12)
Free Cash Flow	$120	$73	$92

Gray Television, Inc.

Earnings Release for the three and six-month periods ended June 30, 2020

Reconciliation of Net Income to Adjusted EBITDA and the Effect of Transaction Related Expenses and Certain Non-cash Expenses, in millions except for per share information:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019

Net income	$11	$44	$64	$26
Adjustments to reconcile from net income to
Adjusted EBITDA:
Depreciation	21	20	42	40
Amortization of intangible assets	26	28	52	57
Non-cash stock-based compensation	3	2	7	5
Gain on disposals of assets, net	(7)	(3)	(13)	(13)
Miscellaneous expense (income), net	2	(1)	3	(4)
Interest expense	46	58	98	116
Income tax expense	6	18	24	21
Total	108	166	277	248
Add: Transaction Related Expenses	-	2	-	70
Adjusted EBITDA	$108	$168	$277	$318

Net (loss) income attributable to common stockholders	$(2)	$31	$38	$-
Add: Transaction Related Expenses and non-cash stock-based compensation	3	4	7	75
Less: Income tax expense related to Transaction Related
Expenses and non-cash stock-based compensation	(1)	(1)	(2)	(19)
Net income attributable to common stockholders - excluding
Transaction Related Expenses and non-cash stock-based compensation	$-	$34	$43	$56

Net income attributable to common stockholders per common share, diluted - excluding Transaction Related Expenses and non-cash stock-based compensation	$-	$0.34	$0.44	$0.56

Diluted weighted-average shares outstanding	97	101	98	100

Gray Television, Inc.

Earnings Release for the three and six-month periods ended June 30, 2020

Reconciliation of Total Leverage Ratio, Net of All Cash, in millions except for ratio:

Eight Quarters
Ended
June 30, 2020

Net income	$394
Adjustments to reconcile from net income to operating cash flow as defined in our Senior Credit Agreement:
Depreciation	149
Amortization of intangible assets	178
Non-cash stock-based compensation	27
Gain on disposal of assets, net	(82)
Interest expense	383
Income tax (benefit) expense	155
Amortization of program broadcast rights	69
Common stock contributed to 401(k) plan	9
Payments for program broadcast rights	(76)
Pension expense	(1)
Contributions to pension plans	(6)
Adjustments for stations acquired or divested, financings and expected synergies during the eight quarter period	252
Transaction Related Expenses	84
Operating Cash Flow as defined in our Senior Credit Agreement	$1,535
Operating Cash Flow as defined in our Senior Credit Agreement, divided by two	$768

June 30, 2020
Adjusted Total Indebtedness:
Total outstanding principal, including current portion	$3,760
Cash	(379)
Adjusted Total Indebtedness, Net of All Cash	$3,381

Total Leverage Ratio, Net of All Cash	4.40

Gray Television, Inc.

Earnings Release for the three and six-month periods ended June 30, 2020